SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2016

 iROBOT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)
001-36414		77-0259 335
(Commission File Number)		(I.R.S. Employer Identification No.)

8 Crosby Drive, Bedford, MA		01730
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (781) 430-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2016, iRobot Corporation (the “Company”) entered into an accelerated share repurchase (“ASR”) agreement with J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association, London Branch (“JPMorgan”), to repurchase an aggregate of $85 million of the Company’s common stock. The ASR agreement was entered into as part of the Company’s previously announced 2016 share repurchase program, pursuant to which the Company plans to repurchase over $100 million of its common stock.

Pursuant to the terms of the ASR, which is documented under a Master Confirmation (the “Confirmation”), the Company will make an $85 million payment to JPMorgan in April 2016 and will at the same time receive from JPMorgan an initial delivery of shares of the Company’s common stock in an amount representing up to 80% of the total value of the transaction based on market prices. The final number of shares to be repurchased by the Company will be based on the daily volume-weighted average stock price of the Company’s common stock during the term of the transaction, less a discount and subject to adjustments pursuant to the terms and conditions of the Confirmation. At settlement, under certain circumstances, JPMorgan may be required to deliver additional shares of common stock to the Company, or under certain circumstances, the Company may be required to deliver shares of common stock or to make a cash payment, at its option, to JPMorgan. The final settlement of the transactions under the ASR is scheduled to occur no later than Q3 2016 but may be terminated early in certain circumstances.

The Confirmation contains customary terms for these types of transactions, including, but not limited to, the mechanisms to determine the number of shares or the amount of cash that will be delivered at settlement, the required timing of delivery of the shares, the specific circumstances under which the transactions may be terminated prior to their scheduled maturities and various acknowledgements, representations and warranties made by the Company and JPMorgan to one another. The terms of the ASR are subject to adjustment under the agreement if the Company were to enter into or announce certain types of transactions or to take certain corporate actions.

The foregoing description of the Confirmation does not purport to be complete and is qualified in its entirety by reference to the Confirmation, a copy of which will be filed with the Company’s quarterly report on Form 10-Q for the fiscal quarter ending April 2, 2016.

From time to time, JPMorgan and/or its affiliates have directly and indirectly engaged, and may engage in the future, in investment and/or commercial banking transactions with the Company for which they have received, or may receive, customary compensation, fees and expense reimbursement.

Item 7.01 Regulation FD Disclosure.

On March 1, 2016, the Company issued a press release announcing the accelerated share repurchase program, a copy of which is attached hereto as Exhibit 99.1.

The information in Item 7.01 herein and in Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

99.1    Press Release issued by iRobot Corporation on March 1, 2016, furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iRobot Corporation

March 1, 2016	By: /s/ Glen D. Weinstein
Name: Glen D. Weinstein
Title: Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit
Number        Description
99.1         Press Release issued by iRobot Corporation on March 1, 2016, furnished herewith